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                                                                   EXHIBIT 10.14
                        MASTER INDEMNIFICATION AGREEMENT

               AGREEMENT, dated as of [DATE] between CPC INTERNATIONAL INC., a Delaware corporation (the "Company"), and [NAME] ("Indemnitee").

                                  WITNESSETH:

               WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

               WHEREAS, Indemnitee is a director/an officer of the Company; and

               WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies; and

               WHEREAS, the By-laws of the Company require the Company to indemnify and advance expenses to its directors and officers, and Indemnitee has been serving and continues to serve as a director/an officer of the Company in part in reliance on the By-laws; and

               WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to maintain Indemnitee's continued service to the Company, and Indemnitee's reliance on the By-laws, and in part to provide Indemnitee with specific contractual assurance that the protection of the By-laws will be available to him (regardless of, among other things, any amendment to or revocation of the By-laws or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete), permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

               NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:


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               Section 1. Certain definitions

               (a) Change in Control: The occurrence of any of the following events shall constitute a "Change in Control":

               (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, but excluding the Company, a subsidiary of the Company, or a trustee or other fiduciary holding securities under any employee benefit plan or employee stock plan of the Company or a subsidiary of the Company) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule l3d-3 under said Act) of 15% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities") of the Company; provided, however, that there shall be excluded, for this purpose, any acquisition of Voting Securities either from the Company or pursuant to a Stock Combination (as defined hereinafter); or

               (ii) any person, as defined in (i) above, commences a tender offer or exchange offer which, if successful, would result in such person becoming the beneficial owner, as defined in (i) above, of at least 15% of the outstanding Voting Securities of the Company; provided, however, that the Board of Directors of the Company shall have the right to delay the date on which a Change in Control shall be deemed to occur pursuant to this clause (ii), but in no event beyond the earlier of (A) the date of the public announcement that the Board of Directors has determined to recommend, or remain neutral toward, such offer, or (B) the earliest date on which there is a purchase of any Voting Securities of the Company pursuant to such offer; or

               (iii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board of Directors of the Company (including for this purpose any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and such new directors being "Continuing Directors")) cease for any reason to constitute a majority thereof; or

               (iv) the stockholders of the Company approve a merger, consolidation, reorganization or sale of substantially all of the assets of the Company ("Combination") with any other corporation, other than a Combination which (A) is approved by a majority of the directors of the Company who are Continuing Directors at the time of such approval, and (B) would result in the Common Stock of the Company outstanding immediately prior thereto remaining outstanding or being converted into voting common stock, or its equivalent, of either the surviving entity or the person owning directly or indirectly all the common stock, or its equivalent, of the surviving entity, which voting common stock, or its equivalent, is listed on a registered United States national securities exchange or is approved for quotation and trading on the National Association of Securities Dealers Automated Quotation National Market System ("Stock Combination"); or

               (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.


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               (b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation (whether conducted by the Company or any other party), that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise.

               (c) Expenses: include attorneys' fees and all other costs, expenses and obligations including judgments, fines, ERISA excise taxes and penalties paid or incurred in connection with investigating, preparing for and defending or participating in the defense of (including on appeal) or settling any Claim relating to any Indemnifiable Event and any and all interest, assessments and other charges paid or payable with or in respect of such Expenses.

               (d) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

               (e) Independent Counsel: an individual lawyer who is a member of the Bar of the State of Delaware or a law firm which maintains an office in the State of Delaware and, in either case, (i) is generally reputed to be experienced in corporate law; (ii) has not otherwise been retained to represent the Company or Indemnitee in any material matter within the past 5 years (other than, in the case of the Company, with respect to matters concerning the rights of Indemnitee (or of other indemnitees under similar indemnity agreements) to indemnity payments and Expense Advances); and (iii) has been selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).

               Section 2. (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against any and all Expenses of such Claim; provided, however, that except as provided in Section 4 hereof, the Company shall not be obligated to indemnify Indemnitee in connection with any action, suit or proceeding initiated by Indemnitee unless such action, suit or proceeding was authorized by the Board of Directors, either generally or in the specific instance. To the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Claim relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal with or without prejudice, Indemnitee shall be indemnified against Expenses incurred in connection therewith without further determination. In all other cases, the determination of whether and the extent to which Indemnitee would be permitted to be indemnified under applicable law shall be made in writing by the Reviewing Party (as defined in Section 2(c) hereof) as soon as practicable but in any event not later than 60 days after written demand therefor is presented to the Company.

               (b) If so requested by Indemnitee, the Company shall advance (within 5 business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"). The Indemnitee hereby agrees to reimburse the Company for all Expense Advances to the extent it shall be ultimately determined that Indemnitee is not entitled to be indemnified hereunder. If

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Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 2(e) hereof to secure a determination that Indemnitee should be indemnified under applicable law, Indemnitee shall not be required to so reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed.

               (c) If there has not been a Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Company's Board of Directors, or any other person or body appointed by the Board, who is not a party to the particular Claim for which Indemnitee is seeking indemnification. If there has been a Change in Control, the Reviewing Party shall be Independent Counsel. The Company agrees to pay the reasonable fees of Independent Counsel and to indemnify fully Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

               (d) The Reviewing Party (and the court in any legal proceeding seeking a determination of whether or not Indemnitee is entitled to Expense Advances or reimbursement hereunder) shall presume that Indemnitee is entitled to indemnification pursuant to Section 2(a) hereof, and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If no determination pursuant to Section 2(a) hereof is made within 60 days of the Company's receipt of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be absolutely entitled to such indemnification, absent (i) a misstatement of a material fact in the request for indemnification or an omission of a material fact necessary to make the statements in such request not materially misleading with respect to the information necessary for the determination of entitlement to indemnification or (ii) a prohibition of such indemnification under applicable law.

               (e) If the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right within 90 days to commence litigation in any court having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding.

               Section 3. In the event of a Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the "Trust") and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, ERISA excise taxes, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked, or the principal thereof invaded, without the written consent of Indemnitee, (ii) the Trustee shall advance, within 5 business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee




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hereby agrees to reimburse the Trust under the circumstances under which
Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by Independent Counsel and reasonably satisfactory to Indemnitee. Nothing in this Section 3 shall relieve the Company of any of its obligations under this Agreement.

               Section 4. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within 5 business days of such request) advance such expenses to him which are incurred by him in connection with any claim asserted against or action brought by him for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-law now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

               Section 5. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement of a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

               Section 6. The termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

               Section 7. The rights of Indemnitee hereunder shall be in addition to any other rights he may have under the Company's By-laws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

               Section 8. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director/officer of the Company.

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               Section 9. No supplement, modification or amendment of this
Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

               Section 10. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to a of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

               Section 11. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

               Section 12. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director/an officer of the Company or of any other enterprise at the Company's request.

               Section 13. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

               Section 14. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

               Executed in Englewood Cliffs, New Jersey, as of the day and year first above written.

                                               CPC INTERNATIONAL INC.

                                       BY _________________________________

                                          _________________________________
                                                   Indemnitee